UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2011

American Locker Group Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-439	16-0338330
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

2701 Regent Blvd., Suite 200

DFW Airport, Texas 75261

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (817) 329-1600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2011, the board of directors of American Locker Group Incorporated (“American Locker” or the “Company”) appointed Paul M. Zaidins, 44, to serve as Chief Executive Officer of the Company, with such appointment to be effective as of November 22, 2011. Mr. Zaidins’ appointment fills the vacancy created by Allen D. Tilley’s retirement on September 1, 2011.

Mr. Zaidins has served in a series of positions of increasing responsibility since joining American Locker in November 2006 as Controller. Mr. Zaidins served as Chief Financial Officer of American Locker from August 2007 until David C. Shiring was appointed Chief Financial Officer in June 2011. Since February 2008, he has served as President and Chief Operating Officer of the Company and will continue to serve in such capacities in addition to serving as Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LOCKER GROUP INCORPORATED

Date: December 13, 2011	By:	/s/ Paul M . Zaidins
	Name:	Paul M. Zaidins
	Title:	Chief Executive Officer